UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 9, 2011

SCHIFF NUTRITION INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14608	87-0563574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 South 5070 West Salt Lake City, Utah	84104-4726
(Address of principal executive offices)	(Zip Code)

(801) 975-5000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

Effective May 9, 2011, the holders of approximately 86% of the voting power of the common stock of Schiff Nutrition International, Inc. (the “Company”) as of March 21, 2011, the record date established by the Company’s Board of Directors, approved, by written consent without a meeting, Amendment No. 4 to the Schiff Nutrition International, Inc. 2004 Incentive Award Plan, as amended (the “Plan”), to increase the number of authorized shares under the Plan by 1,600,000, for a total of 4,800,000 authorized shares under the Plan, and to increase the maximum number of shares with respect to any awards that may be granted to any one participant in the Plan during any fiscal year from 500,000 to 1,500,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schiff Nutrition International, Inc.

Date: May 12, 2011

	By:	/s/ Joseph W. Baty
	Name:	Joseph W. Baty
	Title:	Executive Vice President and Chief Financial Officer